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                                                                   Exhibit 10(a)

   STEVEN E. ROTH
   DIRECT LINE: (202)383-0158
   INTERNET: SROTH@SABLAW.COM


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 July 17, 2001


Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania 19312

Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for certain flexible premium deferred variable annuity contracts filed as part of Pre-Effective Amendment Number 1 to the Registration Statement on Form N-4 for Provident Mutual Variable Annuity Separate Account (File No. 333-54990). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Very Truly Yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By:  /s/ Stephen E. Roth
                                             ---------------------------------
                                             Stephen E. Roth